Exhibit 99.3
JOINT FILING AGREEMENT
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act, or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto), with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date below.

Date: January 22, 2010	KEY COLONY FUND, L.P.
	By:	Key Colony Management, LLC
Title: General Partner

	By:	/s/ Alex R. Lieblong
		Name:	Alex R. Lieblong
		Title:	Managing Member

KEY COLONY MANAGEMENT, LLC
	By:	/s/ Alex R. Lieblong
		Name:	Alex R. Lieblong
		Title:	Managing Member

LEIBLONG & ASSOCIATES, INC.
	By:	/s/ Alex R. Lieblong
		Name:	Alex R. Lieblong
		Title:	President

ALEX R. LIEBLONG
	By:	/s/ Alex R. Lieblong
		Name:	Alex R. Lieblong

MICHAEL J. GRONDAHL
	By:	/s/ Michael J. Grondahl
		Name:	Michael J. Grondahl